EXHIBIT 21

Subsidiaries of Omnicare, Inc.

The following is a list of operational subsidiaries included in the consolidated financial statements of the Company  as of  December 31, 2014. Other non-operational subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name.

State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization
Advanced Care Scripts, Inc.	ACS Pharmacy	Florida
AMC - Tennessee, Inc.	Omnicare of Nashville	Delaware
APS-Summit Care Pharmacy, LLC	American Pharmaceutical Services	Delaware
ASCO Healthcare of New England, Limited Partnership	Omnicare of Rhode Island	Maryland
ASCO Healthcare, LLC	Omnicare of Annapolis Junction, Omnicare of Salisbury, Omnicare of Hebrew Home	Maryland
Badger Acquisition of Kentucky, LLC	Omnicare of Henderson	Delaware
Badger Acquisition of Minnesota, LLC	Omnicare of Minnesota	Delaware
Badger Acquisition of Ohio, LLC	Omnicare of Dayton	Delaware
Best Care LTC Acquisition Company, LLC	Omnicare of Oxford	Delaware
BPNY Acquisition Corp.	Omnicare of Western New York	Delaware
Campo's Medical Pharmacy, Inc.	Omnicare of New Orleans	Louisiana
Care Pharmaceutical Services, LP	Omnicare of Griffith	Delaware
Care4 LP	Omnicare of Edison	Delaware
CCRx of North Carolina, LLC	Mesh Pharmacy, Omnicare of Charlotte, Omnicare of Raleigh	Delaware
CHP Acquisition Corp.	Omnicare of Southern New Jersey	Delaware
CIP Acquisition, LLC	Omnicare of Savannah	Delaware
Compass Health Services, LLC	Omnicare of Morgantown	West Virginia
Compscript, LLC	Omnicare of Jackson	Florida
Continuing Care Rx, LLC	Omnicare of Topton	Pennsylvania
CP Acquisition Corp.	Omnicare of Little Rock	Oklahoma
CP Services, LLC		Delaware
CSR, Inc.		Kentucky
D & R Pharmaceutical Services, LLC	Omnicare of Louisville, Omnicare of Lexington	Kentucky
Delco Apothecary, Inc.		Pennsylvania
Enloe Drugs, LLC	Omnicare of the Quad Cities, Omnicare Infusion of Peoria, Omnicare of Decatur, Omnicare of Peoria	Delaware
Evergreen Pharmaceutical of California, Inc.
Omnicare of Bakersfield, Omnicare of Cerritos, Omnicare of Chico, Omnicare of Hayward, Omnicare of Northern California, Omnicare of Redding, Omnicare of Sacramento, Omnicare of San Diego, Omnicare of Santa Rosa, Omnicare of Southern California

California
Evergreen Pharmaceutical, LLC	Omnicare of Medford, Omnicare of Portland, Omnicare of Seattle, Omnicare of Spokane, Omnicare of Yakima, Puget Pharmacy Services	Washington

State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization
Heartland Healthcare Services, LLC		Ohio
Heartland Pharmacy of Illinois, LLC		Ohio
Heartland Pharmacy of Pennsylvania, LLC		Ohio
HMIS, Inc.		Delaware
Home Care Pharmacy, LLC	Omnicare of Ashland, Omnicare of Nitro, Cincinnati Clinical Intervention Center, Omnicare of Cincinnati	Delaware
Home Pharmacy Services, LLC	Omnicare of Belleville	Missouri
Interlock Pharmacy Systems, LLC	Omnicare of St. Louis, Omnicare of Columbia, Omnicare of Farmington, Omnicare of Hopewell Clinic	Missouri
JHC Acquisition, LLC	Omnicare Clinical Intervention Center - Des Plaines, Omnicare of Northern Illinois	Delaware
Langsam Health Services, LLC	Omnicare of Tulsa, Omnicare Clinical Intervention Center - Oklahoma City, Omnicare of Oklahoma City	Delaware
Langsam Medical Products, Inc.		Delaware
LCPS Acquisition, LLC	Omnicare of Chandler, Omnicare of Prescott, Omnicare of Youngstown	Delaware
Lobos Acquisition, LLC	Omnicare of Huntsville, Omnicare of Boise	Delaware
Lo-Med Prescription Services, LLC	Omnicare Pharmacy of Wadsworth	Ohio
Main Street Pharmacy, LLC
NeighborCare - Riderwood, NeighborCare - Seabrook, NeighborCare - Eagles Trace L.L.C. , NeighborCare - Cedar Crest, NeighborCare - Greenspring Village, NeighborCare - Oak Crest Pharmacy,
NeighborCare - Asbury Pharmacy, NeighborCare - Charlestown Pharmacy, NeighborCare, NeighborCare - WCC, NeighborCare - WCR
Maryland
Managed Healthcare, Inc.	Omnicare of Springfield	Delaware
Management and Network Services, LLC		Ohio
Med World Acquisition Corp.	Omnicare of Chestnut Ridge	Delaware
Medical Arts Health Care, Inc.	Omnicare of Atlanta	Georgia
MHHP Acquisition Company, LLC	Omnicare of Central Massachusetts	Delaware
NCS Healthcare of Illinois, LLC	Omnicare of Herrin	Illinois
NCS Healthcare of Iowa, LLC	Omnicare of Urbandale	Ohio
NCS Healthcare of Kansas, LLC		Ohio
NCS Healthcare of Kentucky, Inc.	Vangard Labs	Ohio
NCS Healthcare of Montana, Inc.	Omnicare of Billings	Ohio
NCS Healthcare of New Mexico, Inc.		Ohio
NCS Healthcare of Ohio, LLC	Omnicare of Dover, Omnicare of Central Ohio	Ohio
NCS Healthcare of South Carolina, Inc.	Omnicare of Charleston	Ohio
NCS Healthcare of Tennessee, Inc.	Omnicare of Memphis	Ohio
NCS Healthcare of Wisconsin, LLC	Omnicare of Appleton, Omnicare of LaCrosse	Ohio
NeighborCare of Indiana, LLC	Omnicare of Ft. Wayne, Omnicare of South Bend	Indiana
NeighborCare of New Hampshire, LLC	Omnicare of New Hampshire	New Hampshire
NeighborCare of Virginia, LLC	NeighborCare - Roanoke, NeighborCare - Richmond, NeighborCare - Portsmouth	Virginia
NeighborCare Pharmacy Services, Inc.	Omnicare of San Antonio, Omnicare of Scranton, Omnicare of Williamsport, Omnicare of Wilmington, Champ Davis Pharmacy	Delaware
NIV Acquisition, LLC	Omnicare of Quincy	Delaware
North Shore Pharmacy Services, LLC	Omnicare of Northern Massachusetts	Delaware
Omnicare Distribution Center, LLC		Delaware
Omnicare ESC, LLC		Delaware

State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization
Omnicare Headquarters, LLC		Delaware
Omnicare Holding Company		Delaware
Omnicare Indiana Partnership Holding Co, LLC		Delaware
Omnicare Management Company		Delaware
Omnicare of Nevada, LLC	Omnicare of Reno, Omnicare of Las Vegas	Delaware
Omnicare of New York, LLC
Omnicare of Florence, Omnicare of Golden, Omnicare of Syracuse,
Omnicare of Whippany, Omnicare of Ancora, Omnicare of Greystone, Omnicare of Menlo Park, Omnicare of Paramus, Omnicare of Trenton, Omnicare of Hunterdon, Omnicare of New Lisbon, Omnicare of Woodbine
Omnicare of Vineland East, Omnicare of Rochester, Omnicare of New Hartford, Omnicare of Grand Junction, Omnicare of Vineland,
Omnicare of Bishop Gadsden

Delaware
Omnicare Pharmacies of Pennsylvania East, LLC		Delaware
Omnicare Pharmacies of Pennsylvania West, LLC	Omnicare of Greensburg, Omnicare of Pittsburgh	Pennsylvania
Omnicare Pharmacy and Supply Services, LLC	Omnicare of South Dakota	South Dakota
Omnicare Pharmacy of Florida, LP	Omnicare of Central Florida, Omnicare of Jacksonville, Omnicare of Tampa, Omnicare of South Florida, Omnicare of Panama City, Waterman Village Pharmacy, Omnicare of Fort Myers	Delaware
Omnicare Pharmacy of Nebraska LLC	Omnicare of Nebraska	Delaware
Omnicare Pharmacy of North Carolina, LLC	Omnicare of Hickory	Delaware
Omnicare Pharmacy of Pueblo, LLC	Omnicare of Pueblo	Delaware
Omnicare Pharmacy of Tennessee, LLC	Omnicare of Tennessee	Delaware
Omnicare Pharmacy of Texas 1, LP	Omnicare of Corpus Christi, Omnicare of Ft. Worth, Omnicare of Houston, Omnicare of Pharr, Omnicare of Nacogdoches	Delaware
Omnicare Pharmacy of Texas 2, LP	Omnicare of Lubbock, Omnicare of Waco, Omnicare of Amarillo, Omnicare of Tyler	Delaware
Omnicare Pharmacy of the Midwest, LLC	Omnicare of Kansas City	Delaware
Omnicare Purchasing Company General Partner, Inc.		Delaware
Omnicare Purchasing Company Limited Partner, Inc.		Delaware
Pharmacy Associates of Glens Falls, Inc.	Omnicare of Ballston Spa	New York
Pharmacy Consultants, Inc.	Omnicare of Spartanburg	South Carolina
Pharmacy Holding # 1, LLC		Delaware
Pharmacy Holding # 2, LLC		Delaware
Pharmasource Healthcare, Inc.		Georgia
Pharmed Holdings, Inc.	Omnicare of Alexandria	Delaware
PP Acquisition Company, LLC	Omnicare of Madison	Delaware

State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization
PRN Pharmaceutical Services, LP	Omnicare of Indianapolis	Delaware
Professional Pharmacy Services, Inc.		Maryland
PSI Arkansas Acquisition, LLC	Omnicare of Jonesboro	Delaware
Rescot Systems Group, Inc.		Pennsylvania
Roeschen's Healthcare, LLC	Behavioral Health Pharmacy, Omnicare of Chippewa Falls, Omnicare of Milwaukee	Wisconsin
RXC Acquisition Company	RxCrossroads	Delaware
Shore Pharmaceutical Providers, Inc.	Shore Pharmaceutical Providers	Delaware
Specialized Pharmacy Services, LLC	Specialized Pharmacy Services - North, Specialized Pharmacy Services, ElderCare Pharmacy, Omnicare of West Branch, Omnicare of Southern Michigan, Omnicare of Escanaba	Michigan
Specialty Carts, LLC		Ohio
Sterling Healthcare Services, Inc.	Omnicare of Shreveport	Delaware
Suburban Medical Services, LLC	Omnicare of King of Prussia	Pennsylvania
SunPharmacy Limited Liability Company		Ohio
Superior Care Pharmacy, Inc.	Omnicare of St. George, Omnicare of Salt Lake City	Delaware
TCPI Acquisition Corp.	Specialized Pharmacy Services - West, Omnicare of Grand Rapids	Delaware
Three Forks Apothecary, Inc.	Omnicare of Bettyville	Kentucky
UC Acquisition Corp.	Omnicare of Birmingham, Omnicare of Prattville	Delaware
Uni-Care Health Services of Maine, Inc.	Omnicare of Maine	New Hampshire
Value Health Care Services, LLC	Omnicare of Connecticut	Delaware
VAPS Acquisition Company, LLC	Vanguard Advanced Pharmacy Systems	Delaware
Weber Medical Systems, LLC	Omnicare Infusion of Northern Illinois	Delaware
Westhaven Services Co., LLC	Omnicare of Northwest Ohio	Ohio
Williamson Drug Company, Incorporated	Omnicare of Abingdon, Omnicare of Harrisonburg, Omnicare of Lynchburg, Omnicare of Richmond	Virginia
ZS Acquisition Company, LLC	Omnicare of Akron	Delaware